EXHIBIT 2.1

STATE OF DELAWARE

CALIFORNIA CORPORATION INTO DELAWARE CORPORATION

AGREEMENT OF MERGER

This Agreement of Merger entered into this 17th day of October, 2006 A.D., by DISABILITY ACCESS CONSULTANTS INCORPORATED, a California corporation and by DISABILITY ACCESS CORPORATION, a Delaware corporation both Corporations, pursuant to Section 251 of the General Corporation Law of the State of Delaware, have entered into the following Agreement of Merger; and

WHEREAS, the respective Boards of Directors of the foregoing named corporations deem it advisable that the corporations merge into a single corporation as hereinafter specified; and

WHEREAS, said DISABILITY ACCESS CONSULTANTS INCORPORATED filed its Certificate of Incorporation in the office of the Secretary of State of the State of California on April 21st, 1998; and

WHEREAS, said DISABILITY ACCESS CORPORATION filed its Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on March 15th, 2005.

NOW, THEREFORE, the corporations, parties to this Agreement, by and between their respective Boards of Directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and of carrying the same into effect as follows:

FIRST: The DISABILITY ACCESS CONSULTANTS INCORPORATED, a California corporation hereby merges into DISABILITY ACCESS CORPORATION, a Delaware corporation and said DISABILITY ACCESS CONSULTANTS INCORPORATED, a California corporation shall be and hereby is merged into DISABILITY ACCESS CORPORATION, a Delaware corporation, which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of DISABILITY ACCESS CORPORATION, a Delaware corporation, as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

THIRD: The manner of converting the outstanding shares of each of the constituent corporations shall be as follows: One common share of Disability Access Consultants Incorporated will receive 130,000 common shares of Disability Access Corporation.

FOURTH: This merger shall become effective on January 02, 2007 upon the completion of the year-end financial statements for the current fiscal year ending December 31, 2006.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to authority duly given by their respective Boards of Directors have caused this Agreement of Merger to be executed by an authorized officer of each party hereto.

DISABILITY ACCESS CONSULTANTS INCORPORATED

By:	/s/ Barbara Thorpe Barbara Thorpe President

DISABILITY ACCESS CORPORATION

By:	/s/ Peter Chin Peter Chin President

I, Peter Chin, Secretary of Disability Access Corporation, a corporation organized and exiting under the laws of the State of Delaware, hereby certify, as such Secretary of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by an authorized officer of Disability Access Corporation, a corporation of the State of Delaware, was duly submitted to the stockholders of Disability Access Corporation, by a consent of a Majority Shareholder Action, upon waiver of notice, signed by a majority of the stockholders, for the purpose of considering and taking action upon said Agreement of Merger, that 181,450,270 shares of stock of said corporation were on said date issued and outstanding and that the holder of 130,000,000 shares voted by a Majority Shareholder Action in favor of said Agreement of Merger and the holders of 0 shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of Disability Access Corporation, and the duly adopted agreement of said corporation.

WITNESS my hand on behalf of said Disability Access Corporation, on this 17th day of October, 2006.

By:	/s/ Peter Chin Peter Chin Secretary Disability Access Corporation